                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) January 28, 1999

                        U.S. PLASTIC LUMBER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

      Nevada                         3080                      87-0404343
(State of incorporation   (Primary Standard Industrial     (I.R.S. Employer
   /organization)          Classification Code Number)    Identification No.)

                              ---------------------

           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)

      Registrant's telephone number, including area code: 561-394-3511

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      (a) On January 28, 1999, the Registrant entered into a Stock Purchase Agreement with Eaglebrook Plastics, Inc. and Eaglebrook Products, Inc.("EB"). The consideration under the Stock Purchase Agreements was $9,000,000 in cash, 1,668,025 shares of non-registered common stock, par value $.0001, of U.S. Plastic Lumber Corporation, and a Convertible Debenture in the amount of $4,000,000 at an interest rate of 10% per annum amortized over a five year period from date of Closing. The Registrant also executed Leases to use the buildings and property upon which the business operates from the principal shareholders of EB for a term of ten years at an initial monthly rental of $39,181 per month. The building consists of approximately 260,000 sq. ft. and is located on several acres within the City of Chicago.

      The amount of consideration was determined by a number of factors, including but not limited to, an appraisal of the business value of EB utilizing traditional business valuation formulas, the vertical integration aspects the Registrant believes will be derived from this merger, the skill and expertise of the management team being acquired, and the goodwill of the customer base being acquired. All negotiations relative to all transactions hereunder were accomplished in an arms length manner.

      The shareholders of EB were Andrew Stephens, Robert Thompson and Michael Dahl. None of the individuals had any relationship with the Registrant prior to this merger, other than as a competitor of the Registrant.

      The funding used by the Registrant was derived from cash on hand of the Registrant, cash available from the Registrant's credit line facility with its Bank, Coast Business Credit, and cash from a credit line the Registrant has with one of its shareholders, Stout Partnership.

      (b) The business of EB is the manufacture and sale of plastic lumber made from 100% recycled materials. The business is operated in a facility in Chicago, Illinois consisting of approximately 260,000 sq. ft. located on several acres. The Registrant intends to continue to devote the assets for the purposes currently used by EPI.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                                                                                    PAGE
                                                                                    ----
      U.S Plastic Lumber Corporation and Subsidiaries

         Description of Pro Forma Financial Information and companies included        4
         Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1998       6
         Unaudited Pro Forma Consolidated Statement of Operations for the year
           ended December 31, 1998                                                    8
         Unaudited Pro Forma Consolidated Statement of Operations for the year
           ended December 31, 1997                                                    9
         Notes to Pro Forma Consolidated Statements of Operations                    11

      The Eaglebrook Companies

         Report of Independent Public Accountants                                    12
         Audited Consolidated Balance Sheets as of December 31, 1998 and 1987        13
         Audited Consolidated Statements of Income for the years ended
           December 31, 1998 and 1997                                                14
         Audited Consolidated Statements of Stockholders' Equity for the years
           ended December 31, 1998 and 1997                                          15
         Audited Consolidated Statements of Cash Flows for the years ended
           December 31, 1998 and 1997                                                16
         Notes to Consolidated Financial Statements                                  17

         Exhibits. The consolidated financial statements of U.S. Plastic Lumber
                   Corporation and subsidiaries included in Form 10-KSB for the year ended December 31, 1998 are incorporated herein by reference.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.



                                       U.S. Plastic Lumber Corporation
                                                (Registrant)



Date:  APRIL 12, 1999                  By: /s/ BRUCE C.ROSETTO
      -----------------                    ------------------------------------
                                           Bruce C. Rosetto, Vice President and
                                           General Counsel/Secretary

                   U.S. PLASTIC LUMBER CORP. AND SUBSIDIARIES

          DESCRIPTION OF PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL INFORMATION


The following unaudited pro forma consolidated financial information gives effect to the combination for financial reporting purposes of U.S. Plastic Lumber Corp. and the subsidiary companies owned as of December 31, 1996 (USPLC) with the following companies acquired since December 31, 1996:

         Recycled Plastics Industries, Inc. (RPI), acquired January 27, 1997 Advanced Remediation and Disposal Technologies, Inc. (ARDT), acquired
           February 24, 1997
         Environmental Speciality Products, Inc. (ESP), acquired March 28, 1997 Integrated Technical Services, Inc. (ITS), acquired March 31, 1997 EnviroPlastics Corporation (EPC), acquired June 30, 1997
         Waste Concepts, Inc. (WCI), acquired November 18, 1997
         Green Horizon Environmental, Inc. (GHE), acquired January 2, 1998 Chesapeake Plastic Lumber, Inc. (CPL), acquired March 1, 1998 Cycle-Masters, Inc. (CMI), acquired May 13, 1998
         Consolidated Technologies, Inc. (CTI), acquired over first six months of 1998
         Trimax of Long Island, Inc. and Polymerix, Inc. ("Trimax"), acquired
           June 30, 1998
         Geocore, Inc. ("GCI"), acquired June 30, 1998
         S&W Waste, Inc. ("S&W"), acquired December 30, 1998
         Eaglebrook Plastics, Inc. and Eaglebrook Products, Inc.
           ("EB"), acquired January 28, 1999

The unaudited pro forma consolidated financial information is based on the historical financial statements of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, CMI, GCI, S&W and EB and on estimates and assumptions set forth below and in the notes to the unaudited pro forma consolidated financial information. Insignificant acquisitions and companies with insignificant or no operations (e.g. CTI) are not included in the pro forma information. Trimax is not included because no information was available to USPL on Trimax's operations before and during the period it was under the protection of the Federal bankruptcy court.

The unaudited pro forma consolidated balance sheet as of December 31, 1998 gives effect to the combination of USPLC and EB as if the acquisition had occurred on the latest balance sheet date, December 31, 1998. As of December 31, 1998 the balance sheets of USPLC, RPI, ARDT, ESP, ITS, EPC, WCI, GHE, CPL, CMI, CTI, Trimax, GCI, and S&W are included in the USPLC consolidated balance sheet.

The unaudited pro forma consolidated statements of operations present pro forma results from operations for the years ended December 31, 1998 and 1997. For purposes of the pro forma consolidated statements of operations, the acquisitions of RPI, ARDT, ESP, ITS, EPC, WCI, GHE CPL, CMI, GCI, S&W and EB are included as if the acquisitions had occurred on January 1, 1997.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 includes: (i) the audited financial information of USPLC for the year ended December 31, 1998 (which includes USPLC and GHE for the full year and, for the following periods ended December 31, 1998, CPL ten months, CMI eight months, Trimax six months and GCI six months; (ii) the unaudited financial information of CPL for the two month period ended February 28,1998; (iii) the unaudited financial information of CMI for the four months ended April 30, 1998;
(iv) the unaudited financial information of GCI for the six months ended June 30, 1998; (v) the unaudited financial information of S&W for the year ended December 31, 1998; and (vi) the audited financial information of Eaglebrook for the year ended December 31, 1998

 The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 includes: (i) the audited financial information of USPLC for the year ended December 31, 1997 and, for the following periods ended December 31, 1997, RPI eleven months, ARDT ten months, ESP and ITS nine months, EPC six months and WCI one month; (ii) the unaudited financial information of GHE, CPL, GCI and S&W for the year ended December 31, 1997; (iii) the audited financial information of CMI for the year ended September 30, 1997; and (iv) the audited financial information of Eaglebrook for the year ended December 31, 1997.

Pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial information presented herein is not necessarily indicative of the results the companies would have obtained had the acquisitions occurred on January 1, 1997, as assumed, or of the future results of the companies. The unaudited pro forma consolidated financial information should be read in conjunction with the other financial statements and notes thereto included elsewhere in this document or incorporated herein by reference.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
                 UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1998


                                                                                        Proforma
                                                                        Proforma      Consolidated
                                         USPLC          EB             Adjustments    Balance Sheet
                                      -----------   ----------         -----------    -------------
             ASSETS

CURRENT ASSETS
Cash and cash equivalents             $   901,970   $  705,536 c,r,s   $(1,118,046)    $   489,460
Accounts Receivables (Net)             12,334,903    1,680,827                          14,015,730
Inventories                             4,869,006      970,881                           5,839,887
Prepaid expenses and other
 assets                                 1,278,402      392,628                           1,671,030
                                      -----------   ----------         -----------     -----------
        TOTAL CURRENT ASSETS           19,384,281    3,749,872          (1,118,046)     22,016,107

PROPERTY, PLANT AND EQUIPMENT
  (NET)                                17,890,636    4,818,175 m,k      18,680,158      41,388,969

OTHER ASSETS
Acquired intangibles, net               9,553,642           -- n         4,189,297      13,742,939
Other assets                            5,376,403           -- d          (300,000)      5,076,403
                                      -----------   ----------         -----------     -----------
 TOTAL ASSETS                         $52,204,962   $8,568,047         $21,481,409     $82,224,418
                                      ===========   ==========         ===========     ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable and capital
 leases, current portion              $ 3,635,300   $2,352,520                         $ 5,987,820
Accounts payable                        4,229,972    1,403,888                           5,633,860
Accrued expenses                        1,564,944    1,027,616                           2,592,560
Other liabilities                       1,097,762           --                           1,097,762
                                      -----------   ----------                         -----------

        TOTAL CURRENT LIABILITIES      10,527,978    4,784,024                          15,312,002

Notes payable and capital
 leases, net of current portion        14,669,104    1,517,357 e,t       3,624,799      19,811,260
Deferred income taxes                     130,281           --                             130,281
Minority Interest                         250,164           --                             250,614
Loans from related parties                     --           -- e,g,h     6,500,000       6,500,000
Convertible subordinated
 debentures, net of discount            3,555,556           -- f,j       6,500,000      10,055,556
                                      -----------   ----------         -----------     -----------
        TOTAL LIABILITIES              29,133,083    6,301,381          16,624,799      52,059,263
                                      -----------   ----------         -----------     -----------
STOCKHOLDERS' EQUITY
10% Convertible preferred stock,
  par value $.001; authorized
  5,000,000 shares; issued and
  outstanding 382,709 shares
  (aggregate liquidation
  preference of $7,808,877)                   383                                              383
Common stock par value $.0001,
  authorized 50,000,000 shares;
  issued and outstanding 18,230,528
  shares and pro forma 19,898,553
  shares                                    1,823           10 a,o             157           1,990
Additional paid-in capital             24,669,247      875,857 b,p       6,217,252      31,762,356
Retained earnings
  (accumulated deficit)                (1,599,574)   1,390,799  q       (1,390,799)     (1,599,574)
                                      -----------   ----------         -----------     -----------
        TOTAL STOCKHOLDERS' EQUITY     23,071,879    2,266,666           4,826,610      30,165,188
                                      -----------   ----------         -----------     -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                 $52,204,962   $8,568,047         $21,451,409     $82,224,418
                                      ===========   ==========         ===========     ===========


See accompanying notes to unaudited pro forma consolidated financial statements

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
     PROFORMA ADJUSTMENTS TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1998


Issuance of 1,668,025 shares of USPL common stock to EB shareholders
     Common stock                                                               a  $       167
     Additional paid-in-capital                                                 b    7,093,109
                                                                                   -----------
                                                                                   $ 7,093,276
                                                                                   ===========
Cash and debt issued to acquire EB:
     Costs of the acquisition                                                   c  $   318,500
     Downpayment for EB included in other assets at December 31, 1998           d      300,000
     Income taxes to be paid with $500,000 related party loan and
      revolving credit facility                                                 e      963,494
     Closing payment for EB financed by:
        Issuance of convertible debentures                                      f    2,500,000
        Loan from related party-Stout Partners                                  g    5,000,000
        Loan from related party                                                 h    1,000,000
                                                                                   -----------
        Total cash paid                                                            $10,081,994
                                                                                   ===========
Convertible Secured Debentures issued to EB shareholders                        j  $ 4,000,000
                                                                                   ===========
NPV of capital lease to purchase the EB land and building                       t  $ 3,161,305
Estimated fair value of EB land and building                                    k  $16,500,000
                                                                                   ===========
Estimated fair value of EB equipment above EB net book value at
 January 31, 1999                                                               m  $ 2,180,158
                                                                                   ===========
Adjustment to reflect excess of purchase price over estimated fair value of assets and liabilities acquired effective January 31, 1999 (includes net
 income of EB for January less the dividend paid)                               n  $ 4,027,992
                                                                                   ===========
Adjustment to eliminate the stockholders equity of EB at December 31, 1998:
     Eiminate the capital stock of EB                                           o  $        10
     Eiminate the additional paid-in-capital of EB                              p      875,857
     Eliminate the retained earnings of EB as of December 31, 1999              q    1,390,799
                                                                                   -----------
                                                                                   $ 2,266,656
                                                                                   ===========
Dividends issued to EB shareholders after December 31, 1998                     r  $  (840,000)
                                                                                   ===========
Income of EB for month of January 1999                                          s  $    40,454
                                                                                   ===========

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED PROFORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                  USPL         CPL         CMI          GEO         S&W           EB
                                             ------------------------------------------------------------------------------
 SALES, NET                                    $45,704,940   $ 46,686     $1,267,459  $352,311   $6,908,998    $20,439,262

 COST OF SALES                                  35,019,270     60,371        713,739   165,004    4,331,516     13,857,991  b
                                             ------------------------------------------------------------------------------

       GROSS PROFIT                             10,685,670    (13,685)       553,720   187,307    2,577,482      6,581,271

 GENERAL, ADMINISTRATIVE AND SELLING             9,248,444     40,925        372,354   159,947    2,130,415      5,559,474  c
                                             ------------------------------------------------------------------------------
       OPERATING INCOME (LOSS)                   1,437,226    (54,609)       181,366    27,360      447,067      1,021,797

 INTEREST INCOME\OTHER INCOME                      146,389         --            612                 23,946        120,659
 INTEREST EXPENSE                               (1,225,158)    (2,748)            --                (98,497)      (333,286) e
 MINORITY INTEREST                                (262,659)        --             --    (1,632)
 PROVISION FOR INCOME (TAXES) CREDITS                   --         --        (64,020)
                                             ------------------------------------------------------------------------------

       NET INCOME (LOSS)                       $    95,798   $(57,357)    $  117,958  $ 25,728   $  372,516    $   809,170
                                                             ==============================================================

 PREFERRED STOCK DIVIDEND EARNED                  (677,078)
                                             --------------

       NET INCOME (LOSS) ATTRIBUTABLE
       TO COMMON STOCKHOLDERS                  $  (581,280)
                                             ==============

 BASIC AND DILUTED LOSS PER SHARE              $     (0.03)
                                             ==============

 WEIGHTED AVERAGE SHARES OUTSTANDING            16,876,651
                                             ==============





                                            PRO FORMA ADJUSTMENTS
                                         --------------------------       COMBINED
                                              DR              CR            TOTAL
                                         -----------      ---------      ------------
 SALES, NET                                                               $74,719,656

 COST OF SALES                                       a,b   $788,085        53,359,806
                                                                          -----------

       GROSS PROFIT                                                        21,359,851

 GENERAL, ADMINISTRATIVE AND SELLING        220,826                        17,732,395
                                                                          -----------
       OPERATING INCOME (LOSS)                                              3,627,455

 INTEREST INCOME\OTHER INCOME                                                 291,606
 INTEREST EXPENSE                         1,941,048                        (3,602,370)
 MINORITY INTEREST                                                           (262,659)
 PROVISION FOR INCOME (TAXES) CREDITS               f        64,020                --
                                         ----------       ---------       -----------

       NET INCOME (LOSS)                 $2,161,885        $852,105           (54,032)
                                         ==========       =========

 PREFERRED STOCK DIVIDEND EARNED                                             (677,078)
                                                                          -----------

       NET INCOME (LOSS) ATTRIBUTABLE
       TO COMMON STOCKHOLDERS                       g                     $  (623,046)
                                                                          ===========

 BASIC AND DILUTED LOSS PER SHARE                                         $      (.03)
                                                                          ===========

 WEIGHTED AVERAGE SHARES OUTSTANDING                g                      19,073,511
                                                                          ===========



           See accompanying notes to unaudited pro forma consolidated statements of operations.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                                                          CONTINUED



                                     USPL          RPI       ARDT        ESP         ITS           EPC         WCI          GHE
                                --------------------------------------------------------------------------------------------------
 Sales, net                        $24,739,381   $82,868   $ 38,276   $ 147,145   $1,785,026   $2,891,508   $4,791,242   $911,304

 Cost of Sales                      19,779,873    62,604     59,984     137,434    1,483,824    3,125,953    3,903,960    762,615
                                --------------------------------------------------------------------------------------------------

        GROSS PROFIT                 4,959,508    20,264    (21,708)      9,711      301,202     (234,445)     887,282    148,689

 General, administrative
  and selling                        5,280,813    13,032     38,432     131,545      188,586      285,019      953,229     52,391
                                --------------------------------------------------------------------------------------------------

        OPERATING INCOME (LOSS)       (321,305)    7,232    (60,140)   (121,834)     112,616     (519,464)     (65,947)    96,298

 Interest income\Other
  Income (expense)                      50,879       189         --          --           --           --      (16,665)        --
 Interest expense                     (307,635)   (2,055)    (1,911)     (1,693)      (4,638)     (51,639)     (24,823)    (4,182)
 Equity in loss of JV                 (131,897)       --         --          --           --           --           --         --
 Provision for (benefit from)
  income taxes                           4,329        --         --      29,918      (18,738)      97,822           --         --
                                --------------------------------------------------------------------------------------------------

        NET INCOME (LOSS)           $ (705,629)  $ 5,366   $(62,051)  $ (93,609)  $   89,240   $ (473,281)   $(107,435) $  92,116
                                               ===================================================================================

 Preferred stock dividends
  earned                              (409,705)
                                ---------------

        NET INCOME (LOSS)
        ATTRIBUTABLE
        TO COMMON STOCKHOLDERS      (1,115,334)
                                ===============
 BASIC AND DILUTED LOSS
  PER SHARE                      $       (0.08)
                                ===============
 Weighted average shares
  outstanding                       14,053,862
                                ================




           See accompanying notes to unaudited pro forma consolidated statements of operations.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                            CONTINUED

                                                                                            PRO FORMA ADJUSTMENTS        COMBINED
                                CPL        CMI        GEO        S&W          EB            DR                 CR          TOTAL
                             ---------  ----------  --------  ----------  -----------    -----------       -----------  -----------
Sales, net                   $ 704,560  $2,610,958  $499,668  $6,601,207  $20,222,795  a $ 1,041,433                    $64,974,505

Cost of Sales                  848,240   1,570,240   125,313   3,526,012   15,099,767                 a,b,d  1,447,115   48,725,680
                             ---------  ----------  --------  ----------  -----------                                   -----------

     GROSS PROFIT             (143,680)  1,040,718   364,355   3,075,195    5,123,028                                    16,248,825

General, administrative
  and selling                  167,066     728,135   292,868   3,100,970    6,062,782  c     314,104                     16,608,972
                             ---------  ----------  --------  ----------  -----------                                   -----------

     OPERATING INCOME (LOSS)  (310,746)    312,583    71,487     (25,775)      60,246                                      (816,050)

Interest income/Other income
  (expense)                      9,473       3,903                82,881      290,408                                       421,068
Interest expense               (23,250)               (3,920)    (41,300)    (348,767) e   2,119,443                     (2,935,256)
Equity in loss of JV                --          --        --          --           --                                      (131,897)
Provision for (benefit from)
  income taxes                      --    (122,000)       --          --           --                    f       8,669           --
                             ---------  ----------  --------  ----------  -----------    -----------       -----------  -----------

     NET INCOME (LOSS)       $(324,523) $  194,486  $ 67,567  $   16,806  $     1,887    $ 3,146,545       $ 1,455,784   (3,006,232)
                             =========  ==========  ========  ==========  ===========    ===========       ===========

Preferred stock dividends
  earned                                                                                                                   (409,705)
                                                                                                                        ===========

     NET INCOME (LOSS)
     ATTRIBUTABLE TO COMMON
     STOCKHOLDERS                                                                                                       $(3,415,937)
                                                                                                                        ===========

BASIC AND DILUTED LOSS
  PER SHARE                                                                                              g              $      (.20)
                                                                                                                        ===========

Weighted average shares
  outstanding                                                                                            g               17,198,653
                                                                                                                        ===========

           See accompanying notes to unaudited pro forma consolidated statements of operations.

                    US PLASTIC LUMBER CORP. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

        NOTES:
          a =  Eliminate inter company sales

          b = Adjustments to eliminate rent paid to former owner replaced by imputed interest on loan and property taxes on S&W land purchased from seller and replace rent charged with depreciation on the EB building under a capitalized lease with former owners.

          c = Adjustment to reflect increase in amortization expense on the goodwill recorded or to be recorded on the acquisitions of GHE, CPL CMI, GCI, Trimax, S&W and EB.

          d = Adjustment for increased depreciation expense on equipment recorded at the the higher FMV and decreased depreciation from using longer lives on the Eaglebrook plant and equipment.

          e = Adjustment to reflect increase in interest expense for cash paid and or notes payable issued to consumate the acquisitions, net of debt not assumed or replaced.

          f = Adjustment to eliminate income taxes provided on the separate companies' results. No taxes are provided on the consolidated proforma results due to valuation allowances on NOL carryforwards.

          g = The weighted average shares outstanding used to calculate pro forma income per share is based on the historical average number of common shares outstanding during the period adjusted for the acquisitions as if they had occurred on January 1, 1997. Common stock equivalents have been excluded because they are anti dilutive.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
The Eaglebrook Companies:

We have audited the accompanying consolidated balance sheets of THE EAGLEBROOK COMPANIES as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Eaglebrook Companies as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Chicago, Illinois
April 9, 1999

                            THE EAGLEBROOK COMPANIES

                          CONSOLIDATED BALANCE SHEETS

                        As of December 31, 1998 and 1997


                                                                                      1998            1997
                                                                                   -----------     -----------
                                  ASSETS
CURRENT ASSETS:
    Cash                                                                           $   705,536     $   187,094
    Accounts receivable, less allowance of $189,531 and $64,531 in 1998
       and 1997, respectively                                                        1,680,827       2,133,728
    Other receivables                                                                  212,107          87,327
    Inventory                                                                          970,881       1,181,948
    Prepaid expenses                                                                   180,521          71,076
    Other                                                                                    -          92,778
                                                                                   -----------     -----------
                     Total current assets                                            3,749,872       3,753,951
                                                                                   -----------     -----------

EQUIPMENT AND IMPROVEMENTS:
    Machinery and equipment                                                          8,191,684       7,556,682
    Office equipment                                                                   431,311         402,028
    Furniture and fixtures                                                              62,922          57,045
    Leasehold improvements                                                             780,114         738,057
    Construction in progress                                                           354,792          99,051
                                                                                   -----------     -----------
                                                                                     9,820,823       8,852,863

    Less- Accumulated depreciation                                                   5,002,648       3,905,124
                                                                                   -----------     -----------
                                                                                     4,818,175       4,947,739
                                                                                   -----------     -----------
                     Total assets                                                  $ 8,568,047     $ 8,701,690
                                                                                   ===========     ===========


                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                                              $   752,520     $   648,716
    Revolving line of credit                                                         1,600,000       1,813,000
    Accounts payable                                                                 1,403,888       1,235,566
    Accrued liabilities                                                              1,027,616         762,522
                                                                                   -----------     -----------
                     Total current liabilities                                       4,784,024       4,459,804
                                                                                   -----------     -----------
LONG-TERM DEBT                                                                       1,517,357       2,012,289
                                                                                   -----------     -----------
STOCKHOLDERS' EQUITY:
    Common stock, $.01 par value; 1,000 shares authorized, issued and
       outstanding                                                                          10              10
    Additional paid-in capital                                                         875,857         722,386
    Retained earnings                                                                1,390,799       1,507,201
                                                                                   -----------     -----------
                     Total stockholders' equity                                      2,266,666       2,229,597
                                                                                   -----------     -----------
                     Total liabilities and stockholders' equity                    $ 8,568,047     $ 8,701,690
                                                                                   ===========     ===========




                The accompanying notes to consolidated financial
            statements are an integral part of these balance sheets.

                            THE EAGLEBROOK COMPANIES

                       CONSOLIDATED STATEMENTS OF INCOME

                 For the Years Ended December 31, 1998 and 1997


                                                                       1998               1997
                                                                    -----------        -----------
NET SALES                                                           $20,439,262        $20,222,795

COST OF SALES                                                        13,857,991         15,099,767
                                                                    -----------        -----------
                     Gross profit                                     6,581,271          5,123,028

OPERATING EXPENSES                                                    5,559,474          5,062,782
                                                                    -----------        -----------
                     Income from operations                           1,021,797             60,246
                                                                    -----------        -----------

OTHER INCOME (EXPENSE):
    State grant income                                                   25,000            262,500
    Interest income                                                       4,227              1,412
    Interest expense                                                   (333,286)          (348,797)
    Other, net                                                           91,432             26,496
                                                                    -----------        -----------
                                                                       (212,627)           (58,389)
                                                                    -----------        -----------
NET INCOME                                                          $   809,170        $     1,857
                                                                    ===========        ===========




                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                            THE EAGLEBROOK COMPANIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the Years Ended December 31, 1998 and 1997


                                                                  ADDITIONAL
                                                   COMMON          PAID-IN            RETAINED
                                                    STOCK          CAPITAL            EARNINGS
                                                   ------         ----------         ----------
BALANCE, December 31, 1996                           $10           $722,386          $1,560,121

    Net income                                        --                 --               1,857
    Dividends                                         --                 --             (54,777)
                                                    ----           --------          ----------
BALANCE, December 31, 1997                            10            722,386           1,507,201

    Net income                                        --                 --             809,170
    Dividends                                         --                 --            (925,572)
    Contributed capital                               --            153,471                  --
                                                    ----           --------          ----------
BALANCE, December 31, 1998                           $10           $875,857          $1,390,799
                                                    ====           ========          ==========


                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                            THE EAGLEBROOK COMPANIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1998 and 1997



                                                                                              1998              1997
                                                                                          -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                            $   809,170      $     1,857
    Depreciation and amortization                                                           1,097,524          984,991
    Changes in operating assets and liabilities-
       Accounts receivable                                                                    452,901           18,041
       Other receivables                                                                     (124,780)         (45,637)
       Inventory                                                                              211,067         (276,533)
       Prepaid expenses                                                                      (109,445)          24,360
       Other assets                                                                            92,778          (89,387)
       Accounts payable                                                                       168,322         (284,169)
       Accrued liabilities                                                                    265,092          157,541
                                                                                          -----------      -----------
                     Net cash provided by operating activities                              2,862,629          491,064
                                                                                          -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES--purchases of fixed assets, net                       (1,167,960)      (1,118,709)
                                                                                          -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net activity on revolving line of credit                                                 (213,000)         338,000
    Principal payments on notes payable and long-term debt                                   (191,126)         431,903
    Additional paid-in capital                                                                153,471                -
    Dividends paid                                                                           (925,572)         (54,777)
                                                                                          -----------      -----------
                     Net cash used in financing activities                                 (1,176,227)         715,126
                                                                                          -----------      -----------

NET INCREASE IN CASH                                                                          518,442           87,481

CASH, beginning of year                                                                       187,094           99,613
                                                                                          -----------      -----------
CASH, end of year                                                                         $   705,536      $   187,094
                                                                                          ===========      ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--interest expense                        $   333,286      $   348,797
                                                                                          ===========      ===========



                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                            THE EAGLEBROOK COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

1.    NATURE OF BUSINESS

      Eaglebrook Plastics, Inc. ("Plastics"), located in Chicago, Illinois, is principally engaged in the processing and brokering of recycled plastic materials throughout the United States.

      Eaglebrook Products, Inc. ("Products"), located in Chicago, Illinois, is primarily engaged in the production of recycled plastic industrial profiles and dimensional lumber, which it sells to the industrial, equipment and decking contractor markets throughout the United States. The company also utilizes the dimensional lumber in the production and marketing of site amenities. In addition, the company provides lumber to fabricators of lawn, garden and casual furnishing products and assists in the marketing and distribution of such products.

      Plastics and Products are under common ownership and are collectively referred to as the "Company" or "The Eaglebrook Companies."

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include Plastics and Products. All significant intercompany items are eliminated in consolidation.

      ESTIMATES AND ASSUMPTIONS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      Cash equivalents are carried at cost, which approximates market. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      INVENTORIES

      Inventories are stated at the lower of first-in, first-out ("FIFO") cost or market. Inventory costs include material, labor and factory overhead. Total inventories in 1998 and 1997 included the following classifications:

                                             1998           1997
                                           --------      ----------
          Raw materials                    $443,189      $  432,030
          Finished goods                    527,692         749,918
                                           --------      ----------
                                           $970,881      $1,181,948
                                           ========      ==========

      EQUIPMENT AND IMPROVEMENTS

      Depreciation is provided over the following useful lives:

            ASSET DESCRIPTION                                LIFE
          -----------------------                        -------------
          Machinery and equipment                          3-8 years
          Office equipment                                 5-7 years
          Furniture and fixtures                           5-7 years
          Leasehold improvements                         Life of lease
                                                         =============


      Depreciation on equipment and improvements is provided on the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense when incurred. Expenditures for renewals and betterments are capitalized and depreciated over the estimated remaining useful lives of the assets.

      The original cost and related accumulated depreciation of assets sold or retired are removed from the applicable accounts, with any gain or loss resulting from the transaction included in income.

      DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by the Company:

            CURRENT ASSETS AND CURRENT LIABILITIES--The carrying value approximates fair value due to the short maturity of these items.

            LONG-TERM DEBT--The fair value of the Company's long-term debt is based on secondary market indicators. Because the Company's debt is not quoted, estimates are based on each obligation's characteristics, including maturities, interest rate, credit rating, collateral, amortization schedule and liquidity. The carrying amount approximates fair value.

      REVENUE RECOGNITION

      Revenue from product sales is recognized at the time the product is shipped from the Company's plant.

      Approximately $1,006,000 and $950,000 of net sales for the years ended December 31, 1998 and 1997, respectively, relate to tolling services provided to customers. Tolling services involve removing impurities from plastic material owned by customers. Revenue is recognized when the tolling service has been performed and the material shipped back to the customer.

      ACCOUNTS RECEIVABLE

      Credit evaluations of customers are ongoing, and collateral or other security is generally not required on trade accounts receivable. An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses.

      LONG-LIVED ASSETS

      The Company continually evaluates whether circumstances have occurred that indicate the remaining estimated useful life of its long-lived assets may warrant revision or that the remaining balance of such assets may not be recoverable. When factors indicate that such assets should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows over the remaining life of the asset in measuring whether the asset is recoverable.

      STATE GRANT INCOME

      The Company has received state grants to acquire, install and operate machinery and equipment in the Company's facility in Chicago, Illinois. The Company recognizes income when the required Company costs have been incurred and the other material terms of the grant are fulfilled and it is probable that the grant will be nonrefundable. The Company recognized $25,000 and $262,500 of state grant income for the years ended December 31, 1998 and 1997, respectively, in the accompanying consolidated statements of income.

      INCOME TAXES

      The Company is not liable for federal income taxes pursuant to its election of S Corporation status under the Internal Revenue Code whereby income of the Company is allocated to and included in the individual returns of the shareholders. Accordingly, no provision for federal income taxes is reflected in the financial statements. However, the Company is subject to the Illinois Replacement Tax, which is based on Illinois taxable income.

      NEW ACCOUNTING PRONOUNCEMENTS

      In 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which requires companies to report all changes in equity during a period, except those resulting in investment by owners and distributions to owners, in a financial statement for the period in which they are recognized. The Company has not had any transactions that would cause any difference in the amount reported as net income and comprehensive income.

      In 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for the way public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

3.    DEBT

      PLASTICS

      Under a revolving line of credit with a bank, Plastics' borrowings are limited to 80% of eligible accounts receivable (as defined) and 50% of inventories, limited to $300,000, to a maximum borrowing availability of $1,500,000. Advances made under this arrangement are due on demand and bear interest at 0.5% per annum above the bank's prime rate (8.25% at December 31, 1998).



                                                                                         1998              1997
                                                                                      -----------      ------------
      Bank loans-
          Installment loan due in monthly installments of $12,375, plus
             interest at prime plus .75%, to February, 2002                           $   482,600      $   618,725
          Installment loan with monthly payments of $8,065, plus interest at
             prime plus .75%, to August, 2000                                             169,378          258,093
          Multilayer note                                                                 202,000               --
      Term loans-
          Equipment loan, 10.84%, with monthly payments of $758, including
             interest, to October, 2001                                                    22,118           24,878
          Office equipment loan, 9.74%, with monthly payments of $3,133,
             including interest, to November, 2001                                         95,124          122,157
          Office equipment loan, 11.14%, with monthly payments of $3,209,
             including interest, to June, 2001                                             83,623          112,943
      Capital leases                                                                       27,108           76,892
                                                                                      -----------      -----------
                                                                                        1,081,951        1,213,688

      Less- Current portion                                                              (330,480)        (307,957)
                                                                                      -----------      -----------
                                                                                      $   751,471      $   905,731
                                                                                      ===========      ===========


      The bank loans and revolving line-of-credit agreement are secured by substantially all of Plastics' assets. In addition, the revolving line-of-credit agreement contains covenants related to specified financial requirements and certain corporate actions.

      The above term loans are collateralized by the related equipment with a carrying value of $259,679 and $308,963 at December 31, 1998 and 1997, respectively.

      PRODUCTS

      Under a revolving line of credit with a bank, Products' borrowings are limited to 80% of eligible accounts receivable (as defined) and 50% of inventories to a maximum borrowing availability of $1,500,000. Advances made under this arrangement are due on demand and bear interest at 0.5% per annum above the bank's prime rate (8.25% at December 31, 1998). The line of credit is secured by substantially all of Products' assets. In addition, the revolving line-of-credit agreement contains covenants related to specified financial requirements and certain corporate action.


                                                                                          1998             1997
                                                                                       ----------       ----------
      Bank loans-
          Equipment loan due in monthly installments of $2,518, plus interest
             at prime plus .75%, to December, 1999                                     $   32,731       $   60,429
          Equipment loan due in monthly installments of $3,549, plus interest
             at prime plus .75%, to May, 2000                                              60,332           99,371
          Equipment loan with interest payments at prime plus .75% to
             December, 1997, monthly installments of $6,317, plus interest,
             January, 1998, to May, 2001                                                  189,518          265,325
      Term loans-
          Equipment loan, 9.75%, with monthly payments of $11,320, including
             interest, to July, 2001                                                      309,097          409,410
          Equipment loan, 10.84%, with monthly payments of $325, including
             interest, to October, 2001                                                     9,479           14,212
          Equipment loan, 9.75%, with monthly payments of $2,723, including
             interest, to January, 2002                                                    83,876          105,588
          Equipment loan, 9.50%, with monthly payments of $4,963, including
             interest, to May, 2002                                                       169,587          189,394
          Equipment loan, 9.69%, with monthly payments of $3,455, including
             interest, to September, 2000                                                  63,572           97,087
      Capital leases                                                                      269,734          206,501
                                                                                       ----------       ----------
                                                                                        1,187,926        1,447,317


      Less- Current portion                                                              (422,040)        (340,759)
                                                                                       ----------       ----------
                                                                                       $  765,886       $1,106,558
                                                                                       ==========       ==========

      The equipment loans are collateralized by the related equipment with a carrying value of $1,384,002 and $1,338,376 at December 31, 1998 and 1997, respectively.

      The outstanding balances of Plastics and Products' long-term debt were repaid subsequent to year-end in connection with the merger (see Note 11 for subsequent event).

4.    RELATED-PARTY TRANSACTIONS

      The Company conducted certain activities with Eaglebrook Consultants, Inc. ("Consultants"), which is owned by two of the shareholders of the Company. For the years ended December 31, 1998 and 1997, services provided by Consultants amounted to $227,701 and $343,000, respectively. The Company also charged Consultants $191,256 and $284,000 in 1998 and 1997, respectively, for administrative and operating services performed by the Company for Consultants.

      Management believes that the charges for these services were calculated based on arms-length costs for such services.

      The Company also had net outstanding balances due from Consultants of $60,046 and $63,740 at December 31, 1998 and 1997, respectively.

5.    LEASES

      At December 31, 1998 and 1997, the Company has recorded machinery and equipment of $211,563 and accumulated amortization of $115,762 and $85,539, respectively, related to capital leases. These leases require monthly lease payments and are collateralized by the related machinery and equipment.

      The Company leases its office and warehouse facilities from a partnership, the partners of which are also shareholders of the Company. Under the terms of these agreements, which management believes represent market terms, the rent expense totaled approximately $444,373 and $416,320 for the years ended December 31, 1998 and 1997, respectively. The lease terms are renewed annually. The Company also leases machinery and equipment under noncancelable operating lease agreements, which expire at various dates through 2002. Rent expense under these leases was approximately $241,249 and $220,820 in 1998 and 1997, respectively.

      Future minimum payments for operating leases at December 31, 1998, are as follows:

                         1999               $558,593
                         2000                554,377
                         2001                540,153
                         2002                530,468
                         2003                529,183
                                            ========

6.    LITIGATION

      The Company is currently in litigation with a customer related to previously sold products that the customer claims were defective. The Company has determined that the products were defective due to a defective color concentrate supplied by one of its vendors. The Company has filed a claim against the vendor to recover its losses. The Company has not paid the vendor for the defective materials, and the vendor has filed a claim against the Company to recover the costs. It is not yet possible to predict the most likely outcome of the litigation. The ultimate impact of this litigation could be material to the Company's financial position or results of operations in future periods.

      The Company is also involved in various pending legal proceedings and claims arising in the normal course of its business. Although the outcome of such proceedings and claims cannot be determined with certainty, the Company believes, after consultation with counsel, that such proceedings and claims, individually and in the aggregate, are not material to its financial condition or results of operations.

7.    401(k) RETIREMENT PLAN

      The Company has a 401(k) profit-sharing plan which covers all employees who meet prescribed service requirements. The plan provides for deferred salary contributions by the plan participants with discretionary matching Company contributions up to a maximum of 2.5% of participant's compensation. At the election of the Board of Directors, the Company may make an additional discretionary contribution to the plan. Total Company contributions were $52,942 and $50,984 for 1998 and 1997, respectively.

8.    BUSINESS SEGMENT INFORMATION

      The Company operates in two business segments: Plastics and Products. The segments are managed as strategic business units due to their distinct manufacturing processes and potential end-user application. Both segments have facilities in Chicago, Illinois.

      Products purchases resin from Plastics at market price.


                                              PLASTICS          PRODUCTS        ELIMINATIONS           TOTAL
                                             -----------       ----------       ------------        -----------
1998-
    Net sales                                $13,366,115       $8,779,124       $(1,706,977)        $20,439,262
    Income from operations                       610,454          430,377           (19,034)          1,021,797
    Depreciation and amortization                512,942          584,582                --           1,097,524
    Capital expenditures, net                    537,796          630,164                --           1,167,960
    Segment assets                             4,620,747        4,207,068          (259,768)          8,568,047
                                             ===========       ==========       ===========         ===========
1997-
    Net sales                                $15,211,198       $6,895,693       $(1,884,096)        $20,222,795
    Income from operations                       133,292          (52,404)          (20,642)             60,246
    Depreciation and amortization                489,566          495,425                --             984,991
    Capital expenditures, net                    477,399          641,310                --           1,118,709
    Segment assets                             4,799,329        4,261,440          (359,079)          8,701,690
                                             ===========       ==========       ===========         ===========



      Approximately 50% and 34% of Plastics' sales were made to three customers in 1998 and 1997, respectively. These customers represented 25% and 28% of Plastics' trade accounts receivable at December 31, 1998 and 1997, respectively. Approximately 54% and 39% of Products' sales were made to two customers in 1998 and 1997, respectively. These customers represented 41% and 47% of Products' trade accounts receivable at December 31, 1998 and 1997, respectively.

      The Company had four customers with sales in excess of 10% of consolidated net sales in 1998. These four customers represented approximately 48% and 29% of consolidated net sales in 1998 and 1997, respectively. No individual customer had sales in excess of 10% of consolidated net sales in 1997.

      Plastics net sales include the sale of plastic resins that are shipped from a vendor to a customer with no processing by the Company. Such sales represented $1,884,237 and $2,377,035 of net sales for the years ended December 31, 1998 and 1997, respectively. The Company does not buy and hold inventory for speculative trading.

9.    LICENSE AGREEMENT

      In 1996, the Company entered into an agreement for a nonexclusive license for 15 years to produce and sell products utilizing composite material as claimed in a U.S. patent application. Due to technical issues, the Company ceased payment of the royalty in October, 1997. The agreement was amended in March, 1998, and all commitments previously agreed upon were removed. The amended agreement, effective July, 1998, requires the payment of royalties based upon the amount of composite material produced and the Company received a credit of $180,000 for a refund of prior year's higher royalty amounts. Royalty expense under the supplemental royalty agreement was $13,648 and $92,336 for the years ended December 31, 1998 and 1997, respectively.

10.   SEASONALITY AND EFFECT OF RESIN PRICES

      The Company's business does exhibit seasonality with higher sales during the summer months.

      The cost of recycled plastics has been subject to cyclical market fluctuations over the past several years based on supply and demand. Therefore, no assurances can be given that raw materials will always be available at commercially reasonable prices.

11.   SUBSEQUENT EVENT

      On January 28, 1999, U.S. Plastic Lumber Corporation acquired 100% of the stock of the Company.